Exhibit 99.2

China Organic Announces Agreement With Major Songyuan City Retail Distribution System

Agreement Targeting Fast-Growing Middle Class Market Segment to Generate $4 Million Within Calendar Year 2007

China Organic Agriculture, Inc. (OTCBB:CNOA), a growth-driven agricultural and products company leading China's organic foods revolution, today announced that the Company has reached a milestone 3-year retail distribution agreement with Shunda Grain and Oil Company of Songyuan City, one of the largest cities in the northeastern province of Jilin.

The agreement with Shunda Grain and Oil is the latest validation of CNOA's stated strategic initiatives to expand market share by gaining new partnerships with major retail distribution system partners in China and other emerging economies in Asia.

The agreement is expected to contribute revenues of 30 million Yuan, equivalent to approximately USD $4 million within calendar year 2007. The agreement states that Shunda Grain and Oil will become one of CNOA's authorized retailers in the supermarket chain store industry, selling "ErMaPao" award-winning series of products to the Fuyu region with more than 2.8 million consumers.

"China Organic continues expand revenues and earnings from an ever-growing list of agreements with some of China's largest retail distribution systems," said Huizhi Xiao, Chairman of China Organic Agriculture. "This agreement as well as other major retail distributors such as Suguo and Hualian will only help to increase our growth as we look to move forward with expanding our distribution systems and broaden our share of the large rice market in Songyuan City."

Shunda Grain and Oil joins a growing network of large retailers that CNOA has established over the past several months including two of China's largest retail chains Nanjing Suguo Supermarkets and Hulian Hypermarkets of Beijing with annual revenues $3 billion and $780 million respectively.

About China Organic Agriculture

China Organic Agriculture is among the largest producers of organic rice in China. CNOA controls all aspects of the process from seeds to planting and processing, R&D and sales. The Company also has an extensive sales network, located in the major cities in China.

CNOA has experienced significant growth since its inception in 2002, and as an agricultural company is exempt from Chinese taxes. CNOA has put solid plans in place to markedly expand revenues. The quality of CNOA's products results in the ability to command and receive prices 15% higher than comparables.

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CNOA has in excess of 6260 acres dedicated to green and organic rice. The irrigation system is fed from the Nen River, one of the last unpolluted rivers in China, and no chemicals or fertilizers are used in the process. The Company's flagship brand, ErMaPao, has won several quality awards and holds the highest organic certification.

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http://www.trilogy-capital.com/tcp/coa.

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To view an investor fact sheet about the company, visit
http://www.trilogy-capital.com/tcp/coa/factsheet.html.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of CNOA could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

China Organic Agriculture
Steve Wan, 310-441-9777
stevewan@chinaorganicagriculture.com

or

Trilogy Capital Partners
Financial Communications:
Ryon Harms, Toll-free: 800-592-6067
ryon@trilogy-capital.com